UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 22, 2014

Calmare Therapeutics Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-08696	36-2664428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 Kings Highway East, Fairfield, Connecticut	06824
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(203) 368-6044

Competitive Technologies, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 22, 2014, GEOMC Co., Ltd. (“GEOMC”) filed a complaint against Calmare Therapeutics Incorporated, (f/k/a Competitive Technologies, Inc.) (the “Company”), in the United States District Court for the District of Connecticut (3:14-cv-01222-RNC). The complaint alleges that the Company and GEOMC entered into a security agreement whereby in exchange for GEOMC’s sale and delivery of the Scrambler Therapy devices (the “Devices”), the Company would grant GEOMC a security interest in the Devices. Among other allegations, GEOMC claims that the Company has failed to comply with the terms of the security agreement and seeks an order to the Court to replevy the Devices or collect damages. The Company believes it has meritorious defenses to the allegations and the Company intends to vigorously defend against the litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calmare Therapeutics Incorporated

Date: November 12, 2014	By:	/s/ Conrad Mir
Name: Conrad Mir
Title: Chief Executive Officer